FOR IMMEDIATE RELEASE

Contact: Carol DiRaimo,
         Vice President of Investor Relations
         913.967.4109

           Applebee's International Reports January Comparable Sales;
 Fourth Quarter 2004 Earnings Conference Call to be Broadcast over the Internet

Overland Park, Kan., January 25, 2005 -- Applebee's International, Inc. (Nasdaq:APPB) today reported comparable sales for the four-week period ended January 23, 2005.

System-wide comparable sales increased 4.1 percent for the January period, and comparable sales for franchise restaurants increased 5.1 percent. Comparable sales for company restaurants increased 1.1 percent, reflecting a decrease in guest traffic of approximately 0.5 to 1.0 percent, offset by a higher average check.

The severe winter weather experienced over the past weekend across portions of the Northeast, Mid-Atlantic and Midwest affected approximately 60 percent of the company restaurants and 40 percent of the franchise restaurants in the Applebee's system. The negative impact of the weather on January system-wide comparable sales is estimated to be approximately 2.0 percent.

The company will release complete fourth quarter and fiscal year 2004 results after the market closes on February 9, 2005, and a conference call will be held on Thursday morning, February 10, 2005, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). The conference call will be broadcast live over the Internet and a replay will be available shortly after the call on the Investor Relations section of the company's website (www.applebees.com).

Applebee's International, Inc., headquartered in Overland Park, Kan., develops, franchises and operates restaurants under the Applebee's Neighborhood Grill & Bar brand, the largest casual dining concept in the world. As of January 23, 2005, there were 1,680 Applebee's restaurants operating system-wide in 49 states and 12 international countries. Additional information on Applebee's International can be found at the company's website (www.applebees.com).

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